UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2006

CIGNA Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8323 (Commission File Number)	06-1059331 (IRS Employer Identification No.)

Two Liberty Place, 1601 Chestnut Street
Philadelphia, Pennsylvania 19192
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:

(215) 761-1000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communication pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On February 22, 2006, the People Resources Committee (the “Committee”) of the Board of Directors of CIGNA Corporation took the following actions with respect to the compensation of CIGNA's named executive officers (as defined in Regulation S-K, Item 402(a)(3)):

Name and Principal Position	2006 Salary[1]($)	2005 Bonus($)	2006 Option Grant[2](#)	2003-2005 LTIP Payout[3]($)	2006-2008 LTIP Units[4](#)
H. Edward Hanway	1,110,000	3,000,000	64,000	8,249,400	95,000
Chairman and Chief Executive Officer

Michael W. Bell	575,000	900,000	26,520	1,833,400	21,335
Executive Vice President & Chief Financial Officer

David M. Cordani	535,000	700,000	20,720	628,600	16,670
President, CIGNA HealthCare

Judith E. Soltz[5]	500,000	600,000	-	1,054,500	-
Executive Vice President and General Counsel

John Murabito	535,000	503,000	9,120	824,900	7,335
Executive Vice President, Human Resources & Services
________________________
(1)	New annual base salary amounts take effect on April 10, 2006.
(2)
Options have a ten-year term and become exercisable in three equal annual installments beginning on the first anniversary of their grant date, which was February 22, 2006. The exercise price per share of the options is $121.695, the fair market value of CIGNA's common stock on the grant date.

(3)
Estimated long-term incentive payouts of Strategic Performance Units for the three-year period ending December 31, 2005. The actual payouts will be determined by the Committee in April 2006 using audited financials of the defined competitor group.

(4)
For Strategic Performance Unit awards made for the 2006-2008 performance period, the Committee selected three-year annualized total shareholder return weighted equally with a cumulative adjusted income or adjusted revenue measure as the performance metrics. The Committee sets performance metrics, payout formulas and a target value for the Strategic Performance Units when they are awarded. The target value for these awards is $75 per unit, and is to be paid if CIGNA’s performance on the metrics is in the median range compared to a defined group of health care competitors. The final dollar value of each unit may be from zero to $200. The Committee has discretion to reduce or eliminate the dollar value of each unit that might otherwise have been paid.

(5)	Because Ms. Soltz will retire from CIGNA on June 30, 2006, the Company did not increase her annual base salary, or grant her options or Strategic Performance Units in February, 2006.

The Committee also selected income from continuing operations before realized investment gains/losses and special items for the three ongoing business segments (HealthCare, Disability and Life and International) and adjusted revenues from the ongoing business segments as the performance metrics to determine eligibility for 2006 annual bonus awards for executive officers under the Executive Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CIGNA CORPORATION

Date: February 28, 2006	By: /s/ Carol J. Ward
Carol J. Ward
Corporate Secretary